UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 31, 2019
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 4th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Announcement of Appointment of New Officer and Change in Role of Current Officer
On June 3, 2019, Blucora, Inc. (the “Company” or “Blucora”) announced that Mr. Enrique M. Vasquez was appointed as President of Wealth Management and will oversee the Company’s HD Vest and 1st Global businesses, which provide tax-focused wealth management solutions for financial advisors and their clients. The Company also announced that Mr. Todd Mackay, who has been serving as the Interim Chief Executive Officer of HD Vest will transition to the role of Chief Business Operations and Development Officer on June 14, 2019. In his role as the Chief Business Operations and Development Officer, Mr. Mackay will oversee various aspects of operations, corporate development and select shared services functions. Pending the associated regulatory certifications and filings being complete, the heads of each of the broker/dealer subsidiaries of the Wealth Management division will remain in place. Each of Messrs. Vasquez and Mackay will report directly to the Company's President and Chief Executive Officer, John Clendening.
Business Experience
Enrique M. Vasquez, 54, served as President and CEO of Cetera Financial Specialists and a member of the executive leadership team of Cetera Financial Group, a role that he also held with its two predecessor firms in aggregate from 2004 to 2016. Prior to this he was Vice President, Business Development at GE Financial Assurance from 2000 to 2004. Earlier in his career, Mr. Vasquez served in multiple leadership roles at GE Capital, General Electric, Co. and Societe Generale. Most recently, Mr. Vasquez has been the President, Owner and Area Developer of CareBuilders at Home of Illinois, an organization that provides personalized caregiving services to the senior population across the Chicago area from 2016 through 2019. Mr. Vasquez also previously served on the Advisory Board for Schwab Advisor Services, Year Up Chicago and as an appointed trustee of the Illinois Teachers Retirement System, and he currently serves as an independent trustee and the governance chair for the Morningstar Mutual Fund Trust. He received a B.S. in Accounting from Kean College of New Jersey and an M.B.A. from the Fordham Graduate School of Business.

Todd Mackay, 45, has been serving as the Interim Chief Executive Officer of HD Vest overseeing the wealth management business since December 2018, and he served as the Executive Vice President and General Manager of TaxAct from May 2018 through December 2018. Prior to that he served as the Company’s Executive Vice President of Corporate Development since 2015. Mr. Mackay also served as an advisor to the Company’s executive team focusing on strategy and mergers and acquisitions (“M&A”) from 2014 to 2015. During his time with the Company, Mr. Mackay has led corporate development and M&A efforts, including spearheading the acquisition that brought HD Vest into the Blucora family, as well as the Company’s recent acquisition of 1st Global. Mr. Mackay also led initiatives to expand third party partnerships in both TaxAct and HD Vest. Mr. Mackay was a co-founder of P2B Investor, a crowd funding business providing working capital loans to small and medium sized businesses, where he served on the executive team from 2013 to 2014. In addition, Mr. Mackay served as Executive Vice President in charge of Finance and Corporate Development for Emerge Digital Group, a privately held digital media company, from 2011 to 2012. Mr. Mackay served in various executive positions at E*Trade from 1999 to 2010, where he served as the Executive Vice President in charge of Global Corporate Development and Corporate Treasury and Executive Vice President in charge of E*TRADE’s Asian broker dealer business. Mr. Mackay has also held various positions with Telebanc Financial Corp, Robertson Stephens and Alex Brown focusing on financial institutions and financial technologies. He has also served on the board of directors of both private and public broker dealers outside of the United States. Mr. Mackay received an A.B from Princeton University in Economics with an emphasis on Mathematics.

There is no family relationship between any of Messrs. Vasquez or Mackay and any director, executive officer, or person chosen by the registrant to become a director or executive officer, nor are there any arrangements between any of Messrs. Vasquez or Mackay and any other persons pursuant to which Messrs. Vasquez or Mackay were selected to serve as officers. There are no transactions to which the Company or any of its subsidiaries is a party and in which any of Messrs. Vasquez or Mackay has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Compensation Information
Vasquez: In connection with Mr. Vasquez’s appointment as President of Wealth Management, the Company entered into an employment agreement with Mr. Vasquez dated May 31, 2019 (the “Vasquez Employment Agreement”). Under the Vasquez Employment Agreement, Mr. Vasquez is entitled to, among other things, (i) an initial annual base salary of $380,000; (ii) a target annual bonus equal to 125% of his base salary, which will be pro-rated for 2019; (iii) an initial grant of equity in the aggregate amount of $554,000, which consists of (a) time-based restricted stock units (“Time-Based RSUs”) with a grant date value of $221,600 that vest over a three-year period in 1/3rd increments on each anniversary of the grant date, (b) nonqualified stock options (“NSOs”) with a grant date value of $138,500 that vest over a three-year period in 1/3rd increments on each anniversary of the grant date, and (c) performance-based restricted stock units (“Performance-Based RSUs,” and together with the Time-Based RSUs, the “RSUs”) with a grant date target value of $193,900 that are eligible to vest following a performance period ending on December 31, 2021, subject to the achievement of certain performance goals determined by the Compensation Committee of the Board of Directors of the Company; and (iv) reimbursement for relocation and other related expenses up to a maximum of $200,000, subject to clawback in certain instances.
The Vasquez Employment Agreement provides that if Mr. Vasquez has his employment terminated (i) without cause or in a constructive termination (which is defined in the Vasquez Employment Agreement as a material reduction in duties or base salary or the relocation of the Company’s headquarters) not in connection with a change of control of the Company, Mr. Vasquez will be entitled to a lump sum payment equal to one times his then current base salary and 12 months of COBRA premiums, subject to his signing a release; (ii) without cause or for good reason within 12 months following a change of control (as defined in the Vasquez Employment Agreement) of the Company or within the two-month period prior to such transaction, Mr. Vasquez will be entitled to (a) a lump sum payment equal to one times his then current base salary and target bonus and 12 months of COBRA premiums and (b) full acceleration of all time-based unvested equity awards and a one year post-termination exercise period for any stock options; or (iii) due to death or disability, Mr. Vasquez will be entitled to a lump sum payment equal to three and six months, respectively, of his then current base salary. The Vasquez Employment Agreement also contains customary covenants regarding nondisclosure, nonsolicitation and noncompetition.
Mackay: In connection with Mr. Mackay serving as the Chief Business Operations and Development Officer, beginning on June 14, 2019, Mr. Mackay will receive (i) a base salary of $375,000; (ii) a target annual bonus equal to 90% of his base salary, which will be pro-rated for his time served in the role during 2019; and (iii) a grant of equity in the aggregate amount of $370,000, which consists of (a) Time-Based RSUs with a grant date value of $148,000 that vest over a three-year period in 1/3rd increments on each anniversary of the grant date, (b) NSOs with a grant date value of $92,500 that vest over a three-year period in 1/3rd increments on each anniversary of the grant date, and (c) Performance-Based RSUs with a grant date target value of $129,500 that are eligible to vest following a performance period ending on December 31, 2021, subject to the achievement of certain performance goals determined by the Compensation Committee of the Board of Directors of the Company. The employment agreement that the Company previously entered into with Mr. Mackay that was described on the Current Report on Form 8-K/A that was filed with the Securities and Exchange Commission on December 27, 2018 was not amended and will remain in place following Mr. Mackay’s role transition.
Equity Grant Information: The RSU and NSO grants described above will be granted on June 3, 2019 and June 14, 2019 for each of Mr. Vasquez and Mr. Mackay, respectively, which are the dates that Mr. Vasquez will begin employment with the Company and Mr. Mackay will transition to his new role with the Company. The RSU and NSO grants will be granted on terms consistent with grants made to the Company's other executive officers during 2019. The NSOs will have an exercise price equal to the fair market value of the Company's common stock on the date of grant and a maximum term of seven years. The total number of shares underlying the NSOs will be derived by dividing the dollar value of the NSOs described above by the fair market value of the Company's common stock on the date of grant and multiplying the result by a Black-Scholes valuation factor. The number of units underlying each of the RSUs described above will be determined by dividing the dollar value of the applicable award by the fair market value of the Company's common stock on the date of grant. The RSU and NSO grants will be made under the Company’s 2018 Long-Term Incentive Plan.

Item 7.01. Regulation FD Disclosure.
On June 3, 2019, the Company issued a press release announcing the appointment of Mr. Vasquez and the change in role for Mr. Mackay. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.
Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated June 3, 2019, issued by Blucora, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 3, 2019

BLUCORA, INC.

By: /s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary